File No. 333164055
Filed under Rule 424(b)(3)


OVERSTAMP: Effective September 14
2011 the ratio has changed to One (1)
American Depositary Share represents
Ten (10) deposited Shares

EXHIBIT A


AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
Forty (40) deposited Shares)


THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
CONTINENTAL COAL LIMITED (ABN
13 009 125 651)
(INCORPORATED UNDER THE LAWS
OF
THE STATE OF WESTERN AUSTRALIA
THE COMMONWEALTH OF
AUSTRALIA)

The Bank of New York Mellon as
depositary (hereinafter called the
Depositary) hereby certifies
that________________________________
____________ or registered assigns IS THE
OWNER OF
_____________________________

AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares
(herein called Shares) of Continental Coal
Limited incorporated under the laws of the State of Western Australia the
Commonwealth of Australia (herein called the Company). At the date hereof each American Depositary Share represents Forty
(40) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal
Melbourne Victoria Australia offices of
Australia and New Zealand Banking Group
Ltd and National Australia Bank Ltd (each herein called the Custodian). The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street
New York N.Y. 10286 and its principal
executive office is located at One Wall
Street New York N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET NEW YORK
N.Y. 10286



1.  THE DEPOSIT
AGREEMENT.
This American Depositary Receipt is one of an issue (herein called Receipts) all issued and to be issued upon the terms and conditions set forth in the deposit agreement dated as of December 29 2009 (herein called the Deposit Agreement) by and among the Company the Depositary and all Owners and Holders from time to time of American
Depositary Shares issued thereunder each of whom by accepting American Depositary
Shares agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities property and cash from time to time received in respect of such Shares and held thereunder (such Shares securities property and cash are herein called Deposited
Securities).  Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust Office in New York City
and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement to which reference is hereby made. Capitalized terms not defined herein and the terms deliver and surrender shall have the meanings set forth in the Deposit
Agreement.

2.  SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt and upon payment of the fee of the Depositary provided in this Receipt and subject to the terms and conditions of the Deposit
Agreement the Owner of those American
Depositary Shares is entitled to delivery to him her or it or as instructed of the amount of Deposited Securities at the time represented by those American Depositary
Shares for which this Receipt is issued.
Such delivery will be made at the option of the Owner hereof either at the office of the Custodian or at the Corporate Trust Office of the Depositary or at such other place as may be designated by such Owner provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.  TRANSFERS SPLITUPS AND
COMBINATIONS OF RECEIPTS.
Transfers of American Depositary Shares
shall subject to the terms and conditions of the Deposit Agreement be registered on the books of the Depositary upon (i) in the case of certificated American Depositary Shares surrender of the Receipt evidencing those American Depositary Shares by the Owner in person or by a duly authorized attorney properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares receipt from the Owner of a proper instruction (including for the avoidance of doubt instructions through DRS and Profile as provided in Section 2.11 of the Deposit
Agreement) and in either case duly stamped as may be required by the laws of the State of New York and of the United States of America and upon payment of funds for any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations if any as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts or may be combined with other such Receipts into one Receipt evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. The
Depositary upon surrender of a Receipt for the purpose of exchanging for uncertificated
American Depositary Shares shall cancel that Receipt and send the Owner a statement confirming that the Owner is the Owner of the same number of uncertificated American
Depositary Shares that the surrendered
Receipt evidenced.  The Depositary upon
receipt of a proper instruction (including for the avoidance of doubt instructions through DRS and Profile as provided in Section 2.11 of the Deposit Agreement) from the Owner of uncertificated American Depositary
Shares for the purpose of exchanging for certificated American Depositary Shares shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.
As a condition precedent to the delivery registration of transfer or surrender of any American Depositary Shares or splitup or combination of any Receipt or withdrawal of any Deposited Securities the Depositary the Custodian or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement may require (a) the production of proof satisfactory to it as to the identity and genuineness of any signature (b) compliance with any laws or regulations relating to depositary receipts in general or to the withdrawal or sale of Deposited Securities (c) delivery of such certificates as the Company may from time to time specify in writing to the Depositary to assure compliance with the Securities Act of 1933 and the rules and regulations thereunder and (d) compliance with such reasonable procedures if any as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt including without limitation this
Article 3.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended or the transfer of American
Depositary Shares in particular instances may be refused or the registration of transfer of outstanding American Depositary Shares generally may be suspended during any period when the transfer books of the Depositary are closed or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of the Deposit Agreement or this Receipt or for any other reason subject to the provisions of the following sentence.
Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt the surrender of outstanding American
Depositary Shares and withdrawal of
Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign
Registrar if applicable or the deposit of Shares in connection with voting at a shareholders meeting or the payment of dividends (ii) the payment of fees taxes and similar charges and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American
Depositary Shares or to the withdrawal of the Deposited Securities. Without limitation of the foregoing the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for public offer and sale in the United States unless a registration statement is in effect as to such Shares for such offer and sale.

4.  LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charge shall become payable with respect to any American Depositary Shares or any
Deposited Securities represented by any
American Depositary Shares such tax or
other governmental charge shall be payable by the Owner to the Depositary. The
Depositary may and upon receipt of
instructions from the Company shall refuse to register any transfer of those American
Depositary Shares or any withdrawal of
Deposited Securities represented by those
American Depositary Shares until such
payment is made and may withhold any
dividends or other distributions or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Shares and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner shall remain liable for any deficiency.

5.  WARRANTIES ON DEPOSIT OF
SHARES.
Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and proper evidence of title therefor if applicable are validly issued fully paid nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares.

6.  FILING PROOFS CERTIFICATES
AND OTHER INFORMATION.
Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence exchange control approval evidence of the number of Shares beneficially owned or any other matters necessary or appropriate to evidence compliance with the Corporations Act of Australia the Foreign Acquisitions and
Takeovers Act 1975 the Constitution of the
Company and exchange control regulations as indicated to the Depositary by the Company or such information relating to the registration on the books of the Company or the Foreign Registrar if applicable to execute such certificates and to make such representations and warranties as the
Depositary may deem necessary or proper or as the Company may reasonably instruct in writing the Depositary to require. The
Depositary may and at the reasonable
written request of the Company shall
withhold the delivery or registration of transfer of any American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are executed or such representations and warranties made. Upon written request of the Company the Depositary shall deliver to the Company copies of the documents or instruments delivered to the Depositary or any of its agents pursuant to Section 3.01 of the Deposit Agreement. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the
Commonwealth of Australia if any which is then performing the function of the regulation of currency exchange. The
Depositary shall provide the Company upon the Companys reasonable written request and at its expense in a timely manner with copies of any information or other material which it receives pursuant to Section 3.01 of the Deposit Agreement. Each Owner and
Holder agrees to provide any information requested by the Company or the Depositary pursuant to this Article 6.

7.  CHARGES OF DEPOSITARY.
The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American
Depositary Shares or to whom American
Depositary Shares are issued (including
without limitation issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or
Deposited Securities or a delivery of
American Depositary Shares pursuant to
Section 4.03 of the Deposit Agreement) or by Owners as applicable: (1) taxes and other governmental charges (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement (3) such cable telex and facsimile transmission expenses as are expressly provided in the Deposit
Agreement (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American
Depositary Shares pursuant to Section 2.03
4.03 or 4.04 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.05 or 6.02 of the Deposit Agreement (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including but not limited to Sections 4.01 through 4.04 of the Deposit Agreement (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement such fee being in an amount equal to the fee for the execution and delivery of American
Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners (8) in addition to any fee charged under clause 6 a fee of $.02 or less per American Depositary Share (or portion thereof) for depositary services which will accrue on the last day of each calendar year and which will be payable as provided in clause 9 below and (9) any other charges payable by the Depositary any of the Depositarys agents including the Custodian or the agents of the Depositarys agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary subject to Article 8 hereof may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

8.  PRERELEASE OF RECEIPTS.
Notwithstanding Section 2.03 of the
Deposit Agreement the Depositary may
deliver American Depositary Shares prior to the receipt of Shares pursuant to Section
2.02 of the Deposit Agreement (a
PreRelease). The Depositary may pursuant to Section 2.05 of the Deposit Agreement deliver Shares upon the surrender of American Depositary Shares that have been PreReleased whether or not such cancellation is prior to the termination of such PreRelease or the Depositary knows that such American Depositary Shares have been PreReleased. The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a PreRelease.
Each PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom American
Depositary Shares or Shares are to be
delivered that such person or its customer owns the Shares or American Depositary
Shares to be remitted as the case may be (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate (c) terminable by the Depositary on not more than five (5) business days notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American
Depositary Shares which are outstanding at any time as a result of PreRelease will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit
Agreement; provided however that the
Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own
account any compensation received by it in connection with the foregoing.

9.  TITLE TO RECEIPTS.
It is a condition of this Receipt and every successive Owner and Holder of this Receipt by accepting or holding the same consents and agrees that when properly endorsed or accompanied by proper instruments of transfer shall be transferable as certificated registered securities under the laws of New York. American Depositary
Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York. The
Company and the Depositary
notwithstanding any notice to the contrary may treat the Owner of American
Depositary Shares as the absolute owner
thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of a Receipt unless such Holder is the Owner thereof.

10.  VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary;
provided however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11.  REPORTS; INSPECTION OF
TRANSFER BOOKS.
The Company publishes information in
English required to maintain the exemption from registration under Rule 12g32(b) under the Securities Exchange Act of 1934 as amended on its Internet web site at www.conticoal.com and through the electronic information delivery system of the Australian Securities Exchange maintained on its Internet website at www.asx.com.au.

The Depositary will make available for
inspection by Owners at its Corporate Trust
Office any reports notices and other
communications including any proxy
soliciting material received from the
Company which are both (a) received by the Depositary as the holder of the Deposited
Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also upon written request by the Company send to Owners copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep books at its
Corporate Trust Office for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Owners provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the American
Depositary Shares.

12.  DIVIDENDS AND
DISTRIBUTIONS.
Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities the Depositary will if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States Dollars transferable to the United States and subject to the Deposit Agreement convert such dividend or distribution into dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement if applicable) to the Owners entitled thereto;
provided however that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges the amount distributed to the Owners of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Section 4.11 and
5.09 of the Deposit Agreement whenever
the Depositary receives any distribution other than a distribution described in
Section 4.01 4.03 or 4.04 of the Deposit
Agreement the Depositary will cause the
securities or property received by it to be distributed to the Owners entitled thereto after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges in proportion to the number of American Depositary
Shares representing such Deposited
Securities held by them respectively in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided however that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto or if for any other reason the Depositary deems such distribution not to be feasible the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution including but not limited to the public or private sale of the securities or property thus received or any part thereof and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit
Agreement.  The Depositary may sell by
public or private sale an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees and expenses in respect of that distribution.

If any distribution consists of a dividend in or free distribution of Shares the Depositary may and shall subject to the following sentence if the Company shall so request deliver to the Owners entitled thereto an aggregate number of American Depositary
Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and after deduction or upon issuance of American
Depositary Shares including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit
Agreement and the payment of the fees and expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit Agreement (and the Depositary may sell by public or private sale an amount of Shares received sufficient to pay its fees and expenses in respect of that distribution). The
Depositary may withhold any such
distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering fractional American Depositary Shares in any such case the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds all in the manner and subject to the conditions described in
Section 4.01of the Deposit Agreement. If additional American Depositary Shares are not so delivered each American Depositary
Share shall thenceforth also represent the additional Shares distributed upon the
Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including
Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto.

The Depositary shall forward to the
Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.

13.  RIGHTS.
In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature the Depositary after consultation with the Company to the extent practicable shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or if by the terms of such rights offering or for any other reason the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible in proportion to the number of American
Depositary Shares held by such Owner
warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would
otherwise not be distributed if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit
Agreement the Depositary will make such
rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain
Owners then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments the Depositary shall on behalf of such Owner exercise the rights and purchase the Shares and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement and shall pursuant to
Section 2.03 of the Deposit Agreement
deliver American Depositary Shares to such Owner. In the case of a distribution pursuant to the second paragraph of this
Article 13 such deposit shall be made and Deposited Securities shall be delivered under depositary arrangements which provide for issuance of Deposited Securities subject to the appropriate restrictions on sale deposit cancellation and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners it may sell the rights warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights warrants or other instruments upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.

The Depositary will not offer rights to
Owners unless both the rights and the
securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement under the Securities Act of 1933 with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective or otherwise to register such rights or securities under any other applicable laws for any purpose. If an Owner requests the distribution of warrants or other instruments notwithstanding that there has been no such registration under the Securities Act of 1933 the Depositary shall not effect such distribution unless it has received an opinion from recognized United
States counsel for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.  CONVERSION OF FOREIGN
CURRENCY.
Whenever the Depositary or the Custodian shall receive foreign currency by way of dividends or other distributions or the net proceeds from the sale of securities property or rights and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States the Depositary shall convert or cause to be converted by sale or in any other manner that it may determine such foreign currency into Dollars and such Dollars shall be distributed to the Owners entitled thereto or if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions the date of delivery of any American
Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit
Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof the Depositary shall file such application for approval or license if any as it may deem desirable; provided however that in no event shall the Company be required to make any such filing.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable or if any such approval or license is not obtained within a reasonable period as determined by the Depositary the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.

If any such conversion of foreign currency in whole or in part cannot be effected for distribution to some of the Owners entitled thereto the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to or hold such balance uninvested and without liability for interest thereon for the respective accounts of the Owners entitled thereto.

15.  RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made or whenever rights shall be issued with respect to the Deposited Securities or whenever the Depositary shall receive notice of any meeting of holders of Shares or other
Deposited Securities or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share or whenever the Depositary shall find it reasonably necessary the Depositary shall fix a record date which shall insofar as is reasonably practicable be as close as possible to the record date established by the Company in respect of the Shares or other
Deposited Securities (if applicable) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend distribution or rights or the net proceeds of the sale thereof (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fee or charge assessed by the Depositary pursuant to the Deposit Agreement or (b) on or after which each American Depositary
Share will represent the changed number of Shares subject to the provisions of the Deposit Agreement.

16.  VOTING OF DEPOSITED
SECURITIES.
Upon receipt of notice of any meeting of holders of Shares or other Deposited
Securities if requested in writing by the Company the Depositary shall as soon as practicable thereafter mail to the Owners a notice the form of which notice shall be in the discretion of the Depositary (unless otherwise advised to the Depositary by the Company in writing) which shall contain
(a) such information as is contained in such notice of meeting received by the Depositary from the Company (b) a statement that the Owners as of the close of business on a specified record date will be entitled subject to any applicable provision of Australian law and of the articles of association or similar document of the Company and any other provisions governing Deposited Securities to instruct the Depositary as to the exercise of the voting rights if any pertaining to the amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and (c) a
statement as to the manner in which such instructions may be given including an express indication that instructions may be given (or be deemed given in accordance with the last sentence of this paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner on such record date received on or before the date established by the Depositary for such purpose the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Shares or other
Deposited Securities represented by the
American Depositary Shares in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited
Securities other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares on or before the date established by the Depositary for such purpose the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

There can be no assurance that Owners
generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the instruction cutoff date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

In order to give Owners a reasonable
opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities if the Company will request the Depositary to act under this Article the Company shall give the Depositary notice of any such meeting and details concerning the matters to be voted upon not less than 28 days prior to the meeting date.

17.  CHANGES AFFECTING
DEPOSITED SECURITIES.
Upon any splitup consolidation or any other reclassification of Deposited Securities or upon any recapitalization reorganization merger or consolidation or sale of assets affecting the Company or to which it is a party or upon the redemption or cancellation by the Company of the Deposited Securities any securities cash or property which shall be received by the Depositary or a Custodian in exchange for in conversion of in lieu of or in respect of Deposited Securities shall if permitted by applicable law be treated as new Deposited Securities under the Deposit
Agreement and American Depositary Shares shall thenceforth represent in addition to the existing Deposited Securities the right to receive the new Deposited Securities so received unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may and shall if the Company shall so reasonably request execute and deliver additional Receipts as in the case of a dividend in Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

Immediately upon the occurrence of any
such splitup consolidation or any other
reclassification covered by this Article 17 and Section 4.08 of the Deposit Agreement in respect of Deposited Securities the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company may instruct the Depositary to give notice thereof at the Companys expense to Owners in accordance with Section 5.06 of the Deposit Agreement.

18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
Neither the Depositary nor the Company nor any of their respective directors officers employees agents or affiliates shall incur any liability to any Owner or Holder (i) if by reason of any provision of any present or future law or regulation of the United States
Australia or any other country or of any governmental or regulatory authority or stock exchange or automated quotation system or by reason of any provision present or future of the articles of association or similar document of the Company or by reason of any provision of any securities issued or distributed by the Company or any offering or distribution thereof or by reason of any act of God or war or terrorism or other circumstances beyond its control the Depositary or the Company (or any of their respective directors officers employees agents or affiliates)shall be prevented delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed (ii) by reason of any nonperformance or delay caused as aforesaid in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed
(iii) by reason of any exercise of or failure to exercise any discretion provided for in the Deposit Agreement (iv) for the inability of any Owner or Holder to benefit from any distribution offering right or other benefit which is made available to holders of Deposited Securities but is not under the terms of the Deposit Agreement made available to Owners or holders or (v) for any special consequential or punitive damages for any breach of the terms of the Deposit
Agreement.  Where by the terms of a
distribution pursuant to Section 4.01 4.02 or
4.03 of the Deposit Agreement or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement such distribution or offering may not be made available to Owners of Receipts and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners then the Depositary shall not make such distribution or offering and shall allow any rights if applicable to lapse.
Neither the Company nor the Depositary
(nor any of their respective directors officers employees agents or affiliates) assume any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Holders except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited
Securities. Neither the Depositary nor the Company (nor any of their respective directors officers employees agents or affiliates) shall be under any obligation to appear in prosecute or defend any action suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares on behalf of any Owner or Holder or any other person.
Neither the Depositary nor the Company
(nor any of their respective directors officers employees agents or affiliates) shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel accountants any person presenting
Shares for deposit any Owner or Holder or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary the Company and their directors officers employees agents and controlling persons may rely and shall be protected in acting upon any written notice request direction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties. The
Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote provided that any such action or nonaction is in good faith.
The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions made by any securities depository clearing agency or settlement system in the Commonwealth of Australia in connection with or arising out of bookentry settlement of Deposited Securities or otherwise. The
Company agrees to indemnify the
Depositary its directors officers employees agents and affiliates and any Custodian against and hold each of them harmless from any liability or expense (including but not limited to any fees and expenses incurred in seeking enforcing or collecting such indemnity and the reasonable fees and expenses of counsel) which may arise out of or in connection with (a) any registration with the Commission of American
Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or (b) acts performed or omitted pursuant to the provisions of or in connection with the Deposit Agreement and of the Receipts as the same may be amended modified or supplemented from time to time (i) by either the Depositary or a Custodian or their respective directors officers employees agents and affiliates except for any liability or expense arising out of the negligence or bad faith of either of them or (ii) by the Company or any of its directors officers employees agents and affiliates. No disclaimer of liability under the Securities
Act of 1933 is intended by any provision of the Deposit Agreement.

19.RESIGNATION AND
REMOVAL OF THE
DEPOSITARY;
APPOINTMENT OF
SUCCESSOR
CUSTODIAN.
The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election to do so delivered to the Company such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit
Agreement. The Depositary may at any time be removed by the Company by 120 days prior written notice of such removal to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit
Agreement. The Depositary in its discretion may appoint a substitute or additional custodian or custodians.

20.  AMENDMENT.
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges registration fees cable telex or facsimile transmission costs delivery costs or other such expenses) or which shall otherwise prejudice any substantial existing right of Owners shall however not become effective as to outstanding American Depositary Shares until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding
American Depositary Shares. Every Owner
and Holder of American Depositary Shares at the time any amendment so becomes effective shall be deemed by continuing to hold such American Depositary Shares or any interest therein to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender American
Depositary Shares and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.	TERMINATION OF DEPOSIT
AGREEMENT.
The Company may terminate the Deposit
Agreement by instructing the Depositary to mail notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date included in such notice.
The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary delivered to the Company a written resignation notice and if a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement; in such case the Depositary shall mail a notice of termination to the Owners of all American Depositary
Shares then outstanding at least 30 days prior to the termination date. On and after the date of termination the Owner of American Depositary Shares will upon (a) surrender of such American Depositary
Shares (b) payment of the fee of the
Depositary for the surrender of American
Depositary Shares referred to in Section 2.05 and (c) payment of any applicable taxes or governmental charges be entitled to delivery to him her or it or upon his her or its order of the amount of Deposited Securities represented by those American Depositary
Shares. If any American Depositary Shares shall remain outstanding after the date of termination the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares shall suspend the distribution of dividends to the Owners thereof shall not accept deposits of Shares and shall not give any further notices or perform any further acts under the Deposit
Agreement except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited
Securities shall sell rights and other property as provided in the Deposit Agreement and shall continue to deliver Deposited
Securities together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property upon surrender of American Depositary Shares (after deducting in each case the fee of the Depositary for the surrender of American
Depositary Shares any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges). At any time after the expiration of one year from the date of termination the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale together with any other cash then held by it thereunder unsegregated and without liability for interest for the pro rata benefit of the Owners of American Depositary
Shares that have not theretofore been
surrendered such Owners thereupon
becoming general creditors of the Depositary with respect to such net proceeds. After making such sale the Depositary shall be discharged from all obligations under the Deposit Agreement except to account for such net proceeds and other cash (after deducting in each case the fee of the Depositary for the surrender of American
Depositary Shares any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges) and except for its obligations to the Company under
Section 5.08 of the Deposit Agreement.
Upon the termination of the Deposit
Agreement the Company shall be discharged from all obligations under the Deposit
Agreement except for its obligations to the Depositary with respect to indemnification charges and expenses.

22.	DTC DIRECT REGISTRATION
SYSTEM AND PROFILE
MODIFICATION SYSTEM

(a)  Notwithstanding anything contrary in
the Deposit Agreement the parties
acknowledge that the Direct Registration
System (DRS) and Profile Modification
System (Profile) shall apply to uncertificated
American Depositary Shares upon
acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American
Depositary Shares which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant claiming to act on behalf of an Owner of American
Depositary Shares to direct the Depositary to register a transfer of those American
Depositary Shares to DTC or its nominee
and to deliver those American Depositary
Shares to the DTC account of that DTC
participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(b)  In connection with and in accordance
with the arrangements and procedures
relating to DRS/Profile the parties
understand that the Depositary will not
verify determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (a) has the actual authority to act on behalf of the Owner
(notwithstanding any requirements under the
Uniform Commercial Code).  For the
avoidance of doubt the provisions of
Sections 5.03 and 5.08 of the Deposit
Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit
Agreement shall not constitute negligence or bad faith on the part of the Depositary.

23.	SUBMISSION TO
JURISDICTION; JURY TRIAL WAIVER;
WAIVER OF IMMUNITIES.
In the Deposit Agreement the Company has
(i) appointed The Bank of New York Mellon
101 Barclay Street New York New York
10286 in the State of New York as the
Companys authorized agent upon which
process may be served in any suit or
proceeding arising out of or relating to the Shares or Deposited Securities the American
Depositary Shares the Receipts or this
Agreement (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING FOR
AVOIDANCE OF DOUBT EACH
OWNER AND HOLDER) HEREBY
IRREVOCABLY WAIVES TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT ACTION OR PROCEEDING
AGAINST THE COMPANY AND/OR
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS THE DEPOSIT
AGREEMENT OR ANY TRANSACTION
CONTEMPLATED HEREIN OR
THEREIN OR THE BREACH HEREOF
OR THEREOF INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE VALIDITY
OR TERMINATION (WHETHER BASED
ON CONTRACT TORT OR ANY OTHER
THEORY).

To the extent that the Company or any of its properties assets or revenues may have or hereafter become entitled to or have attributed to it any right of immunity on the grounds of sovereignty or otherwise from any legal action suit or proceeding from the giving of any relief in any respect thereof from setoff or counterclaim from the jurisdiction of any court from service of process from attachment upon or prior to judgment from attachment in aid of execution or judgment or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment in any jurisdiction in which proceedings may at any time be commenced with respect to its obligations liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities the American Depositary Shares the Receipts or the Deposit Agreement the Company to the fullest extent permitted by law hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

24.	DISCLOSURE OF INTERESTS.
The Company may from time to time request
Owners to provide information as to the
capacity in which such Owners own or
owned American Depositary Shares and
regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to
Section 3.04 of the Deposit Agreement.  The
Depositary agrees to comply with reasonable written instructions received from the
Company requesting that the Depositary
forward any such requests to the Owners
and to forward to the Company any such
responses to such requests received by the Depositary. To the extent that provisions of or governing any Deposited Securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of Deposited Securities other Shares and other securities to the Company or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership the Depositary shall use its reasonable efforts to comply with Companys instructions in respect of any such enforcement or limitation.